EXHIBIT 1

JOINT FILING AGREEMENT

By this Agreement, the undersigned agree that this Statement on Schedule 13D/A being filed on or about this date, and any subsequent amendments thereto filed by any of us, with respect to the securities of Optibase Ltd. is being filed on behalf of each of us.

November 1, 2012

For GESAFI REAL ESTATE S.A. /s/ Yessina A. Agudo I. Yessina A. Agudo I.* President and Director /s/ Ruth Giannina de Sanchez Ruth Giannina de Sanchez* Secretary and Director

For THE CAPRI FAMILY FOUNDATION

By FILIPPONE BUSINESS S.A.
As Corporate Councillor

/s/ José E. Silva
José E. Silva**
President and Director
Filippone Business S.A.

/s/ Dianeth M. de Ospino
Dianeth M. de Ospino**
Secretary and Director
Filippone Business S.A.

For FILIPPONE BUSINESS S.A.

/s/ José E. Silva
José E. Silva ***
President and Director

/s/ Dianeth M. de Ospino
Dianeth M. de Ospino***
Secretary and Director

For PZ NOMINEES II S.A.

/s/ Itzel C. de Blanco
Itzel C. de Blanco****
President and Director

/s/ Albalyra Morales
Albalyra Morales****
Secretary and Director

* Evidence of signature authority attached hereto as Exhibit 24.1.

** Evidence of signature authority attached hereto as Exhibit 24.2.

*** Evidence of signature authority attached hereto as Exhibit 24.3.

**** Evidence of signature authority attached hereto as Exhibit 24.4.